Exhibit 77D: Policies with respect to security investments

Active Assets Institutional Money Trust

The International Small Cap Portfolio made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange
Commission on December 13, 2012 (accession number
0001104659-12-083976) and incorporated by reference herein.